Exhibit 99.1

FOR IMMEDIATE RELEASE

August 17, 2009

Huron Consulting Group Announces Second Quarter 2009 Financial Results and Filing of Second Quarter Form 10-Q;

Company Completes Restatement For Fiscal Years 2006, 2007 and 2008 and Q1 2009

•	Revenues of $165.8 million for Q2 2009 increased 15.6% from $143.4 million in Q2 2008.

•	GAAP diluted earnings per share was $0.47 in Q2 2009 compared to $0.06 in Q2 2008.

•	Non-GAAP adjusted diluted earnings per share was $0.84 in Q2 2009 compared to $1.06 for Q2 2008.

•	Company filed restated financials for fiscal years 2006, 2007 and 2008 and Q1 2009.

•	Impact on net income and EBITDA(6) for all restated periods totaled approximately $56 million.

•	Restatement has no impact on cash, cash flows from operations or Adjusted EBITDA.

•	Company confirms full year 2009 revenue guidance of $650 million to $680 million.

CHICAGO – August 17, 2009—Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the second quarter ended June 30, 2009. Huron also announced that it has completed its restatement of financial statements for fiscal years 2006, 2007 and 2008 and Q1 2009. The Company filed its amended annual report on Form 10K/A for the year ended December 31, 2008, its amended quarterly report on Form 10Q/A for the quarter ended March 31, 2009, and Form 10Q for the quarter ended June 30, 2009 with the Securities and Exchange Commission (“SEC”). All prior period amounts have been restated in this press release.

As previously announced, the restatement pertains to the accounting for certain acquisition-related payments received by selling shareholders of four acquired businesses that were subsequently redistributed by such selling shareholders among themselves and to other select client-serving and administrative Company employees based, in part, on continuing employment with the Company or the achievement of personal performance measures. The selling shareholders were not prohibited from redistributing such acquisition-related payments under the terms of the purchase agreements with the Company for the acquisitions of the acquired businesses. The restatement items are non-cash charges with a total impact on net income and EBITDA for all restated periods of approximately $56 million. The restatement has no impact on cash, cash flows from operations or Adjusted EBITDA. The sellers have recently amended their agreements related to these payments as described below. While there can be no assurances, as discussed below, the Company currently anticipates that the non-cash compensation charges causing the restatement will not continue past July 31, 2009.

In evaluating the Company’s financial performance and consistent with previous periods, the Company has adopted the use of certain non-GAAP measures for a comparison to prior periods and for guidance as described below under “Use of Non-GAAP Financial Measures.”

Second Quarter 2009 Results

James H. Roth, chief executive officer, Huron Consulting Group said, “The on-going weakness in the economy and the recent restatement create a challenging environment for our people and our company. However, Huron is a vibrant company and our second quarter results reflect the fundamental strength of our operations. We believe that our diversified portfolio of services enables us to continue to succeed in our core markets.”

Revenues of $165.8 million for the second quarter of 2009 increased 15.6% from $143.4 million for the second quarter of 2008. GAAP net income was $9.6 million, or $0.47 per diluted share, for the second quarter of 2009 compared to $1.1 million, or $0.06 per diluted share, for the same period last year. The second quarter 2009 included a one-time gain of $2.7 million. Non-GAAP adjusted net income was $17.1 million, or $0.84 per diluted share, for the second quarter of 2009 compared to $19.2 million, or $1.06 per diluted share, for the comparable quarter in 2008. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (6), which excludes share-based compensation expense, non-cash compensation expense, expenses relating to the restatement and a one-time gain of $2.7 million in the second quarter 2009, was $36.5 million, or 22.0% of revenues, compared to $32.8 million, or 22.9% of revenues, in the comparable quarter last year.

The average number of full-time billable consultants(2) increased 23.0% to 1,506 in the second quarter of 2009 compared to 1,224 in the same quarter last year. Full-time billable consultant utilization rate was 69.6% during the second quarter of 2009 compared with 66.8% during the same period last year. The average number of full-time equivalent professionals(5) totaled 854 in the second quarter of 2009 compared to 863 for the comparable period in 2008. Average billing rate per hour for full-time billable consultants was $264 for the second quarter of 2009 compared to $273 for the second quarter of 2008.

“Our Health and Education Consulting segment, which represents approximately 56 percent of revenue for the quarter, has continued the momentum we saw in the first quarter,” said Roth. “As pressure mounts on hospitals, healthcare organizations and universities, Huron’s services have been in high demand to help our clients address their business challenges. Our Legal Consulting segment, as expected, showed improved results in the second quarter as we saw solid demand for our document review and e-discovery services. On an overall basis, results for the Accounting & Financial and Corporate Consulting segments did not meet expectations as demand in the litigation and regulatory markets remained soft and the continued sluggishness in the macroeconomic environment dampened demand for other consulting services.”

Roth added, “In response to current market conditions we are taking action to align our cost structure with anticipated demand and are implementing a $30 million annualized cost reduction program. This will positively impact margins and allow us to continue to invest where we currently have strong market positions as well as to reward key contributors across all of our practice areas. One of Huron’s historical strengths has been an ability to adapt to the marketplace and help our clients meet their business challenges – this fundamental value remains unchanged. Our management team and our more than 2000 employees remain focused on serving our clients, growing our company, and creating long-term value for our stakeholders.”

Year-to-Date Results

Revenues of $328.9 million for the first six months of 2009 increased 16.3% from $282.8 million for the first half of 2008. GAAP net income was $16.7 million, or $0.82 per diluted share, for the first half of 2009 compared to $4.2 million, or $0.23 per diluted share, for the same period last year. The second quarter 2009 included a one-time gain of $2.7 million. Non-GAAP adjusted net income was $33.7 million, or $1.66 per diluted share, for the first half of 2009 compared to $32.1 million, or $1.77 per diluted share, for the comparable period in 2008. Adjusted EBITDA, which excludes share-based compensation expense, non-cash compensation expense, expenses relating to the restatement and a one-time gain of $2.7 million in the second quarter 2009, rose 11.4% to $72.4 million, or 22.0% of revenues, compared to $65.0 million, or 23.0% of revenues, in the comparable period last year.

The average number of full-time billable consultants(2) increased 24.4% to 1,522 in the first half of 2009 compared to 1,223 in the same period last year. The average number of full-time equivalent professionals(5) decreased slightly to 783 in the first half of 2009 compared to 807 for the comparable period in 2008. Full-time billable consultant utilization rate was 69.7% during the first half of 2009 compared with 65.9% during the same period last year. Average billing rate per hour for full-time billable consultants was $261 for the first half of 2009 compared to $275 for the first half of 2008.

Operating Segments

Huron’s long-term success is dependent upon its broad portfolio of service offerings that help clients address complex business challenges. The Company’s operating segments are as follows:

•

Health and Education Consulting – Representing approximately 56% of Huron’s total second quarter 2009 revenues, this segment met the Company’s second quarter expectations and continues to show solid growth as it helps healthcare institutions and universities respond to increased funding constraints and regulatory challenges. Huron’s services help the institutions it serves improve their financial and operational performance.

•

Legal Consulting – Representing approximately 19% of total second quarter 2009 revenues, this segment performed well as document review, e-discovery, and other consulting services continued to help Fortune 500 general counsels manage spiraling litigation and regulatory compliance costs in what are challenging times for the legal industry.

•

Accounting & Financial Consulting – Representing approximately 14% of total second quarter 2009 revenues, this segment continues to pursue opportunities in this evolving and event-driven market. While litigation and regulatory activity remains somewhat sluggish, Huron is pursuing opportunities in financial services, government services, and International Financial Reporting Standards (IFRS).

•

Corporate Consulting – Representing approximately 11% of total second quarter 2009 revenues, this segment is benefiting from solid demand for its Restructuring and Turnaround business while services being delivered in its Strategy, Utilities and Japan markets are experiencing softer demand.

Segment financial results are included in the attached schedules and discussed in greater detail in Huron’s Form 10-Q for the quarter ended June 30, 2009.

Financial Restatement

The Audit Committee, assisted by legal and financial advisors, concluded as previously announced, that the Company would restate its financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009.

The restatement pertains to the accounting for certain acquisition-related payments received by selling shareholders of four acquired businesses that were subsequently redistributed by such selling shareholders among themselves and to other select client-serving and administrative Company employees based, in part, on continuing employment with the Company or the achievement of personal performance measures.

The selling shareholders were not prohibited from redistributing such acquisition-related payments under the terms of the purchase agreements with the Company for the acquisitions of the acquired businesses. However, under GAAP, such payments are imputed to the Company, and the portion of such payments redistributed based on performance or employment is required to be reflected as non-

cash compensation expense of the Company, even though the amounts received by the selling shareholders do not differ significantly from the amounts they would have received if such portion had been distributed solely in accordance with their ownership interests. The restatement is necessary because the Company did not record such portions of the acquisition-related payments as a separate non-cash compensation expense with a corresponding increase in paid-in capital.

The restatement resulted in a reduction of approximately $56 million in net income and EBITDA for all restated periods. For the three years 2008, 2007 and 2006, $38.1 million ($25.2 million in 2008, $12.8 million in 2007 and $0.1 million in 2006) was redistributed by the selling shareholders among themselves and $13.9 million ($5.4 million in 2008, $4.8 million in 2007 and $3.7 million in 2006) was redistributed to other Huron employees. The redistribution of the $38.1 million in 2008, 2007 and 2006 by the selling shareholders among themselves resulted in certain selling shareholders receiving an aggregate of $5.2 million ($2.7 million in 2008, $2.4 million in 2007 and $0.1 million in 2006) in excess of the amounts they would have received if the portion of the acquisition-related payments redistributed based on performance or employment had been distributed solely in accordance with their ownership interests. Other selling shareholders received a corresponding lower amount in 2008, 2007 and 2006 than they would have received based on their ownership interests. For additional detail with respect to these redistributed amounts, see the Company’s Form 10K/A filed on August 17, 2009.

The redistributed acquisition-related payments are not tax-deductible because the payments were not made by the Company, and there is no change to the provision for income taxes or the Company’s tax accounts on an annual basis. However, as a result of the correction of the errors related to the accounting for the acquisition-related payments, the Company recalculated its provision for income taxes for each of the quarterly periods in 2006, 2007 and 2008 and for the first quarter of 2009 using the annual effective income tax rate method in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” As a result, the Company’s interim quarterly provision for income taxes decreased in certain periods and increased in others, with a corresponding change in income tax receivable or payable. The recalculation of the provision for income taxes also resulted in changes to the Company’s net income, earnings per share, total assets and total stockholders’ equity for each of the affected quarters that were in addition to the changes in the Company’s net income and earnings per share that resulted from the accounting of the redistributed acquisition-related payments as non-cash compensation expense and the corresponding adjustment to additional paid-in capital. As a result of the recalculation, the Company’s restated net income, restated basic earnings per share and restated diluted earnings per share for the quarter ended March 31, 2009, as set forth in the Form 10Q/A, was $7.1 million, $0.36 per share and $0.35 per share, respectively, compared to $6.0 million, $0.33 per share and $0.32 per share, respectively, for the same period, as set forth in the July 31 press release.

While the correction of the errors in accounting for the acquisition-related payments significantly reduced the Company’s net income and earnings per share for each of the affected periods, it had no effect on our total assets, total liabilities or total stockholders’ equity on an annual basis. The correction of these errors also had no effect on the Company’s cash or cash flows from operations or Adjusted EBITDA. See the attached schedules included in this release as well as schedules and disclosures included in the Company’s Form 10K/A filed on August 17, 2009, Form 10Q/A filed on August 17, 2009 and Form 10Q filed on August 17, 2009 for additional information with respect to the restatement.

Based on the results of the Company’s inquiry into the acquisition-related payments matter to date and the agreement amendments described below, the Company currently anticipates that future earn-outs will only be accounted for as additional purchase consideration and not also as non-cash compensation expense. Effective August 1, 2009, the selling shareholders of two of the acquired businesses each amended certain agreements related to the earn-outs to provide that future earn-outs will be distributed only to the applicable selling shareholders and only in accordance with their equity interests on the date we acquired the business with no required continuing employment. The Company expects to recognize approximately $8.3 million of non-cash compensation expense during the first seven months of 2009 related to the redistribution of acquisition-related payments for that period, of which $7.1 million was recognized in the six months ended June 30, 2009. In addition, the Company expects to incur a moderate increase in cash compensation expense in future periods related to shareholder payments and employee payments for such periods, which it currently estimate to be no more than $4 million in each of 2009, 2010 and 2011.

However, there can be no assurance that additional information will not be discovered that will require future acquisition-related payments pertaining to the acquired businesses to continue to be accounted for as non-cash compensation expense, which would be material to our results of operations through 2011. The earn-out payments for one of the acquired businesses are payable through March 31, 2010, and the earn-out payments for a second acquired business are payable through December 31, 2011. There are no additional earn-out obligations related to the other two acquired businesses.

Additionally, as a result of the impact that our restatement may have on the business, the Company expects to incur a moderate increase in cash compensation expense to retain our top-performing employees. It also expects an increase in operating expenses, including legal fees, as a result of the Company’s inquiries into the acquisition-related payments and the allocation of chargeable hours further described below, the restatement, the SEC investigation with respect to the circumstances that led to the restatement, the SEC inquiry into the allocation of chargeable hours and the purported shareholder class action lawsuits in respect of the restatement.

Having completed the restatement and upon the delivery of compliance certificates for the second quarter of 2009 to its lenders under the Company’s credit agreement, the Company expects to be in full compliance with the financial covenants under the credit agreement. However, as a result of the significant decline in the price of the Company’s common stock following the July 31, 2009 announcement of the restatement, the Company expects to engage in an impairment analysis with respect to the carrying value of its goodwill in connection with the preparation of its financial statements for the quarter ended September 30, 2009. If, following such analysis, the Company is required to record a non-cash goodwill impairment charge, the Company may not be in compliance with the financial covenants in its credit agreement. There can be no assurance that the Company will remain in compliance with the financial covenants under the credit agreement or, if it does not, that it will obtain any necessary amendments or waivers from any lenders and, even if the Company is able to obtain them, such amendments or waivers may subject the Company to terms materially less favorable than those in its current agreement.

Also as previously announced, the SEC is commencing an investigation with respect to the circumstances that led to the restatement. In addition to the SEC investigation, the Company has conducted a separate inquiry, in response to an inquiry from the SEC, into the allocation of chargeable hours. This matter has no impact on billings to the Company’s clients, and did not result in an adjustment to the Company’s historical financial statements. The Company intends to cooperate fully with the SEC in its investigation and inquiry. In addition, several purported shareholder class action complaints have been filed in connection with the restatement, which assert claims under Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The Company intends to defend vigorously the actions.

See the Company’s Form 10K/A filed on August 17, 2009, Form 10Q/A filed on August 17, 2009 and Form 10Q filed on August 17, 2009 for additional information about the expected impairment analysis, the SEC investigation and inquiry, and the private litigation.

John McCartney, chairman of the Audit Committee of Huron Consulting Group’s Board of Directors said, “We are confident that our review of the Company’s accounting for the acquisition-related payments has identified the necessary adjustments to our financial statements and we have taken appropriate action in connection with these matters. We continue to cooperate fully with the SEC investigation with respect to the restatement, as well as the SEC inquiry into the allocation of chargeable hours. It is important that Huron continue to focus on providing high-quality service to its clients. The Company also appreciates the support it has received from its employees and many of its clients during this process.”

“The Company recognizes that employee retention is a key to the Company’s continued success, and earlier this year, the Company began working with an external compensation consultant to update the Company’s compensation structure for Managing Directors. Huron has an optimistic view of the future and is committed to retaining and properly rewarding key performers in the organization,” added McCartney.

Outlook for 2009

The Company also confirmed its previously disclosed guidance for full year 2009 revenues before reimbursable expenses in a range of $650 million to $680 million. Management will provide a more detailed discussion of operations during the Company’s earnings conference call and webcast.

Second Quarter 2009 Webcast

In light of the significant amount of information that has been released, the Company will host a webcast to discuss its financial results, the restatement and the current state of the business on Wednesday, August 19, 2009, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income and diluted earnings per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or special items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,”

“could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the SEC investigation and related Company inquiries with respect to the circumstances that led to the restatement, (iii) the SEC and related Company inquiries into the allocation of chargeable hours, (iv) the Company’s projected accounting treatment for acquisition-related payments after August 1, 2009, and (v) management’s assessment of the Company’s internal control over financial reporting and any required remediation. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Please see “Risk Factors” in our 2008 Annual Report on Form 10K/A and in our Quarterly Report on Form 10-Q for the period ended June 30, 2009 for a description of the material risks we face.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

or

Investor Contact:

James K. Rojas, Chief Financial Officer

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Revenues and reimbursable expenses:
Revenues	$165,847	$143,408	$328,856	$282,802
Reimbursable expenses	13,146	12,565	27,386	24,178

Total revenues and reimbursable expenses	178,993	155,973	356,242	306,980
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	105,411	98,876	208,304	187,340
Intangible assets amortization	1,087	24	2,773	48
Reimbursable expenses	13,105	12,578	27,405	24,188

Total direct costs and reimbursable expenses	119,603	111,478	238,482	211,576

Operating expenses:
Selling, general and administrative	34,506	31,780	69,037	61,942
Depreciation and amortization	5,848	5,370	11,607	10,508

Total operating expenses	40,354	37,150	80,644	72,450
Other gain	2,687	—	2,687	—

Operating income	21,723	7,345	39,803	22,954
Other income (expense):
Interest expense, net of interest income	(3,020)	(2,294)	(5,753)	(4,127)
Other income (expense)	642	(35)	171	(329)

Total other expense	(2,378)	(2,329)	(5,582)	(4,456)

Income before provision for income taxes	19,345	5,016	34,221	18,498
Provision for income taxes	9,699	3,881	17,499	14,314

Net income	$9,646	$1,135	$16,722	$4,184

Earnings per share:
Basic	$0.49	$0.06	$0.85	$0.24
Diluted	$0.47	$0.06	$0.82	$0.23

Weighted average shares used in calculating earnings per share:
Basic	19,752	17,558	19,641	17,465
Diluted	20,405	18,178	20,329	18,197

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2009	December 31, 2008
		(Restated)
Assets
Current assets:
Cash and cash equivalents	$5,627	$14,106
Receivables from clients, net	86,412	88,071
Unbilled services, net	55,359	43,111
Income tax receivable	2,294	3,496
Deferred income taxes	16,523	15,708
Prepaid expenses and other current assets	16,472	14,563

Total current assets	182,687	179,055
Property and equipment, net	44,134	44,708
Deferred income taxes	—	2,064
Other non-current assets	16,932	15,722
Intangible assets, net	26,880	32,372
Goodwill	506,502	505,676

Total assets	$777,135	$779,597

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,887	$6,505
Accrued expenses	23,586	27,361
Accrued payroll and related benefits	41,308	48,374
Accrued consideration for business acquisitions	15,075	60,099
Income tax payable	2,716	2,086
Deferred revenues	15,916	21,208
Current portion of capital lease obligations	368	518

Total current liabilities	106,856	166,151
Non-current liabilities:
Deferred compensation and other liabilities	7,257	5,511
Capital lease obligations, net of current portion	94	204
Bank borrowings	295,000	280,000
Deferred lease incentives	8,958	8,705
Deferred income taxes	941	—

Total non-current liabilities	312,250	294,420
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 22,132,545 and 21,387,679 shares issued at June 30, 2009 and December 31, 2008, respectively	206	202
Treasury stock, at cost, 595,069 and 404,357 shares at June 30, 2009 and December 31, 2008, respectively	(31,735)	(21,443)
Additional paid-in capital	296,150	263,485
Retained earnings	93,453	76,731
Accumulated other comprehensive income (loss)	(45)	51

Total stockholders’ equity	358,029	319,026

Total liabilities and stockholders’ equity	$777,135	$779,597

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2009	2008
		(Restated)
Cash flows from operating activities:
Net income	$16,722	$4,184
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14,380	10,556
Share-based compensation	13,438	13,568
Non-cash compensation	7,107	17,905
Allowances for doubtful accounts and unbilled services	2,451	1,172
Deferred income taxes	2,493	687
Non-cash gain and other	(2,686)	—
Changes in operating assets and liabilities, net of businesses acquired:
Increase in receivables from clients	(2)	(1,647)
Increase in unbilled services	(13,682)	(17,866)
Decrease in current income tax receivable / payable, net	1,773	5,289
Decrease (increase) in other assets	582	(5,755)
Increase in accounts payable and accrued liabilities	2,935	3,357
Decrease in accrued payroll and related benefits	(7,397)	(28,789)
(Decrease) increase in deferred revenues	(6,459)	2,099

Net cash provided by operating activities	31,655	4,760

Cash flows from investing activities:
Purchases of property and equipment, net	(8,427)	(13,324)
Net investment in life insurance policies	(808)	(1,249)
Purchases of businesses, net of cash acquired	(47,065)	(34,554)

Net cash used in investing activities	(56,300)	(49,127)

Cash flows from financing activities:
Proceeds from exercise of stock options	116	181
Shares redeemed for employee tax withholdings	(1,921)	(5,744)
Tax benefit from share-based compensation	3,637	6,384
Proceeds from borrowings under credit facility	164,500	173,500
Repayments on credit facility	(149,500)	(117,500)
Payments of capital lease obligations	(191)	(1,214)

Net cash provided by financing activities	16,641	55,607

Effect of exchange rate changes on cash	(475)	102

Net (decrease) increase in cash and cash equivalents	(8,479)	11,342
Cash and cash equivalents at beginning of the period	14,106	2,993

Cash and cash equivalents at end of the period	$5,627	$14,335

Supplemental disclosure of cash flow information:
Non-cash investing activity:
Issuance of note payable for purchase of a business	$—	$23,000

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended		Percent
	June 30,		Increase
Segment and Consolidated Operating Results (in thousands):	2009	2008	(Decrease)
		(Restated)
Health and Education Consulting:
Revenues	$93,205	$56,696	64.4%
Operating income (1)	$34,849	$19,502	78.7%
Segment operating income as a percent of segment revenues	37.4%	34.4%
Accounting and Financial Consulting:
Revenues	$22,515	$34,789	(35.3%)
Operating income (loss) (1)	$2,016	$(722)	N/M
Segment operating income as a percent of segment revenues	9.0%	(2.1%)
Legal Consulting:
Revenues	$31,241	$30,498	2.4%
Operating income	$7,715	$10,076	(23.4%)
Segment operating income as a percent of segment revenues	24.7%	33.0%
Corporate Consulting:
Revenues	$18,886	$21,425	(11.9%)
Operating income (1)	$6,246	$5,611	11.3%
Segment operating income as a percent of segment revenues	33.1%	26.2%
Total Company:
Revenues	$165,847	$143,408	15.6%
Reimbursable expenses	13,146	12,565	4.6%

Total revenues and reimbursable expenses	$178,993	$155,973	14.8%

Statement of operations reconciliation:
Segment operating income	$50,826	$34,467	47.5%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	23,255	21,752	6.9%
Depreciation and amortization expense	5,848	5,370	8.9%

Total operating income	21,723	7,345	195.8%
Other expense, net	2,378	2,329	2.1%

Income before provision for income taxes	$19,345	$5,016	285.7%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	885	489
Accounting and Financial Consulting	263	338
Legal Consulting	141	159
Corporate Consulting	159	221

Total	1,448	1,207
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	904	481
Accounting and Financial Consulting	285	352
Legal Consulting	152	166
Corporate Consulting	165	225

Total	1,506	1,224
Full-time billable consultant utilization rate (3):
Health and Education Consulting	75.4%	80.8%
Accounting and Financial Consulting	54.5%	51.9%
Legal Consulting	61.9%	62.6%
Corporate Consulting	70.8%	62.3%
Total	69.6%	66.8%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended June 30,
Other Operating Data:	2009	2008
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$261	$267
Accounting and Financial Consulting	$254	$285
Legal Consulting	$212	$236
Corporate Consulting	$333	$303
Total	$264	$273
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$93	$106
Accounting and Financial Consulting	$66	$66
Legal Consulting	$61	$68
Corporate Consulting	$111	$91
Total	$87	$87
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	109	50
Accounting and Financial Consulting	63	185
Legal Consulting	678	619
Corporate Consulting	4	9

Total	854	863
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$81	$113
Accounting and Financial Consulting	$61	$63
Legal Consulting	$32	$31
Corporate Consulting	$129	$98
Total	$41	$43

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2009	2008
		(Restated)
Health and Education Consulting:
Revenues	$186,762	$107,784	73.3%
Operating income (1)	$69,344	$38,847	78.5%
Segment operating income as a percent of segment revenues	37.1%	36.0%
Accounting and Financial Consulting:
Revenues	$46,955	$73,600	(36.2%)
Operating income (1)	$3,732	$7,640	(51.2%)
Segment operating income as a percent of segment revenues	7.9%	10.4%
Legal Consulting:
Revenues	$54,109	$55,721	(2.9%)
Operating income	$10,956	$16,663	(34.2%)
Segment operating income as a percent of segment revenues	20.2%	29.9%
Corporate Consulting:
Revenues	$41,030	$45,697	(10.2%)
Operating income (1)	$14,105	$13,982	0.9%
Segment operating income as a percent of segment revenues	34.4%	30.6%
Total Company:
Revenues	$328,856	$282,802	16.3%
Reimbursable expenses	27,386	24,178	13.3%

Total revenues and reimbursable expenses	$356,242	$306,980	16.0%

Statement of operations reconciliation:
Segment operating income	$98,137	$77,132	27.2%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	46,727	43,670	7.0%
Depreciation and amortization expense	11,607	10,508	10.5%

Total operating income	39,803	22,954	73.4%
Other expense, net	5,582	4,456	25.3%

Income before provision for income taxes	$34,221	$18,498	85.0%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	885	489
Accounting and Financial Consulting	263	338
Legal Consulting	141	159
Corporate Consulting	159	221

Total	1,448	1,207
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	909	467
Accounting and Financial Consulting	291	360
Legal Consulting	155	170
Corporate Consulting	167	226

Total	1,522	1,223
Full-time billable consultant utilization rate (3):
Health and Education Consulting	76.8%	79.5%
Accounting and Financial Consulting	52.5%	51.9%
Legal Consulting	57.7%	60.1%
Corporate Consulting	72.3%	63.8%
Total	69.7%	65.9%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Six Months Ended June 30,
Other Operating Data:	2009	2008
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$253	$268
Accounting and Financial Consulting	$254	$276
Legal Consulting	$222	$235
Corporate Consulting	$348	$317
Total	$261	$275
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$186	$210
Accounting and Financial Consulting	$127	$131
Legal Consulting	$120	$133
Corporate Consulting	$235	$196
Total	$173	$174
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	102	43
Accounting and Financial Consulting	83	212
Legal Consulting	591	544
Corporate Consulting	7	8

Total	783	807
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$177	$223
Accounting and Financial Consulting	$120	$124
Legal Consulting	$60	$61
Corporate Consulting	$247	$181
Total	$83	$87

(1)	Includes non-cash compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Health and Education Consulting	$2,238	$3,177	$4,872	$5,964
Accounting and Financial Consulting	812	8,702	1,624	9,929
Corporate Consulting	295	1,006	611	2,012

Total	$3,345	$12,885	$7,107	$17,905

(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
N/M	Not meaningful, change greater than 500%.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(in thousands and unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Revenues	$165,847	$143,408	$328,856	$282,802

Net income	$9,646	$1,135	$16,722	$4,184
Add back:
Provision for income taxes	9,699	3,881	17,499	14,314
Interest and other expenses	2,378	2,329	5,582	4,456

Operating income	21,723	7,345	39,803	22,954
Add back:
Depreciation and amortization	6,935	5,394	14,380	10,556

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	28,658	12,739	54,183	33,510
Add back:
Share-based compensation	6,800	7,150	13,438	13,568
Non-cash compensation	3,345	12,885	7,107	17,905
Expenses relating to restatement	385	—	385	—
Other gain	(2,687)	—	(2,687)	—

Adjusted EBITDA (6)	$36,501	$32,774	$72,426	$64,983

Adjusted EBITDA as a percentage of revenues	22.0%	22.9%	22.0%	23.0%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)

(in thousands and unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Net income	$9,646	$1,135	$16,722	$4,184

Diluted earnings per share	$0.47	$0.06	$0.82	$0.23

Add back:
Amortization of intangible assets	2,456	1,694	5,512	3,418
Share-based compensation	6,800	7,150	13,438	13,568
Non-cash compensation	3,345	12,885	7,107	17,905
Expenses relating to restatement	385	—	385	—
Other gain	(2,687)	—	(2,687)	—
Tax effect	(2,851)	(3,618)	(6,825)	(6,948)

Total adjustments, net of tax	7,448	18,111	16,930	27,943

Adjusted net income (6)	$17,094	$19,246	$33,652	$32,127

Adjusted diluted earnings per share (6)	$0.84	$1.06	$1.66	$1.77

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and diluted earnings per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or special items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.